Exhibit 10.1

WAIVER AND TENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Waiver and Tenth Amendment to Amended and Restated Credit Agreement (this “Amendment”) dated as of November 26, 2007 (the “Effective Date”), is by and among PENN VIRGINIA CORPORATION, a Virginia corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)) (the “Administrative Agent”).

R E C I T A L S:

WHEREAS, the Borrower, each Lender then a party thereto, the Administrative Agent, the other agents party thereto, and the LC Issuer have heretofore entered into that certain Amended and Restated Credit Agreement dated as of December 4, 2003, as amended by that certain Consent and First Amendment to Amended and Restated Credit Agreement dated as of December 29, 2004, and as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 15, 2005, and as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of April 14, 2006, and as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of August 25, 2006, and as amended by that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of November 1, 2006, and as amended by that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of April 13, 2007, and as amended by that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of June 12, 2007 (the “Seventh Amendment”), and as amended by that certain Waiver and Eighth Amendment to Amended and Restated Credit Agreement dated as of August 1, 2007, and as amended by that certain Waiver and Ninth Amendment to Amended and Restated Credit Agreement dated as of October 5, 2007, and as otherwise amended, supplemented or modified from time to time prior to the Effective Date (the “Credit Agreement”), pursuant to which the Lenders have agreed to make revolving credit loans to, and participate in letters of credit issued for, the benefit of the Borrower under the terms and provisions stated therein; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as set forth herein to expand the types of unsecured notes that the Borrower is permitted to issue to include not only senior unsecured notes (as permitted by the Seventh Amendment), but also subordinated unsecured notes or convertible unsecured notes (or any combination thereof, including senior unsecured convertible notes, subordinated unsecured convertible notes or senior subordinated unsecured convertible notes) under an indenture containing terms customary for unsecured notes of the applicable type; and

WHEREAS, the Borrower currently intends to issue senior subordinated unsecured convertible notes in an aggregate principal amount of $150,000,000 (as such principal amount may be increased by the Borrower and the underwriters depending upon the market demand for such notes or the exercise of any over-allotment rights (or both)), as will be permitted by the Credit Agreement as amended hereby (the “Subordinated Convertible Offering”); and

WHEREAS, in connection with the Subordinated Convertible Offering, the Borrower also intends to purchase for cash one or more call options (together, the “Purchased Call Option”) from one or more third parties (which may be a Lender or an affiliate thereof) with respect to a specified number of shares of the Borrower’s issued and outstanding capital stock to be determined based on the aggregate principal amount of the Subordinated Convertible Offering (the “Purchased Call Shares”) at a strike price approximately equal to the conversion price of the senior subordinated unsecured convertible notes offered under the Subordinated Convertible Offering (the “Conversion Price”); and

WHEREAS, in connection with the Subordinated Convertible Offering, the Borrower also intends to sell one or more warrants (together, the “Warrant”) to one or more third parties (which may be a Lender or an affiliate thereof) with respect to a specified number of shares of the Borrower’s issued and outstanding capital stock to be determined (but anticipated to be equivalent in number to the number of Purchased Call Shares) (the “Warrant Shares”) at a strike price in excess of the Conversion Price; and

WHEREAS, settlement or payments upon early termination of the Purchased Call Option or the Warrant may occur in shares of such cash, capital stock or a combination thereof; and

WHEREAS, the Borrower’s cost of the Purchased Call Option will be paid from the proceeds of the Subordinated Convertible Offering; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders consent to the Purchased Call Option and the Warrant and waive any limitation set forth in the Credit Agreement (including, in particular, any limitation contained in the negative covenants pertaining to Restricted Payments or Investments) or any other Loan Document that might otherwise restrict the Borrower from entering into the Purchased Call Option and the Warrant (or any component transaction thereof) or exercising its rights or performing its obligations thereunder; and

WHEREAS, the Borrower has requested that the Lenders make certain other modifications to the Credit Agreement as more particularly set forth below, subject to the terms and conditions set forth herein and in the Credit Agreement as amended hereby; and

WHEREAS, subject to the terms and conditions of this Amendment and the Credit Agreement, each of the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment in order to effectuate such amendments and modifications to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The definition of “Permitted Refinancing Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“ “Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “new Indebtedness”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of the Unsecured Notes (including any settlement payments or other obligations in respect of Unsecured Notes for which a conversion election has been made by the holder of such Unsecured Note) (the “Refinanced Indebtedness”); provided that (a) the portion of such new Indebtedness incurred to refinance the Refinanced Indebtedness is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Indebtedness (or, if the Refinanced Indebtedness is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount), and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Indebtedness has a stated maturity no earlier than the date that is 91 days after the earlier of (i) the Facility Termination Date and (ii) the date on which there are no Loans, LC Obligations or other obligations hereunder outstanding and all of the Commitments are terminated and an average life no shorter than the period beginning on the date of incurrence of such Indebtedness and ending on the date that is 91 days after the Facility Termination Date; (c) such new Indebtedness does not contain any covenants that are more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Indebtedness; (d) the stated interest or coupon rate of such new Indebtedness is reasonably acceptable to the Administrative Agent; and (e) such new Indebtedness (and any Contingent Obligations in respect thereof) is unsecured.”

(b) The definition of “Redemption” in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference therein to “Senior Notes” and inserting in place thereof the words “Unsecured Notes”.

(c) Section 1.1 of the Credit Agreement is hereby amended by inserting in the alphabetically appropriate places the new defined terms “Unsecured Notes”, “Unsecured Notes Documents” and “Unsecured Notes Indenture”:

“ “Unsecured Notes” means any senior unsecured notes, senior unsecured convertible notes, subordinated unsecured notes, subordinated unsecured convertible notes, or senior subordinated unsecured convertible notes, in each case, issued by the Borrower in one or more transactions on or after November 21, 2007.”

“ “Unsecured Notes Documents” means, as applicable, both individually and collectively, any Unsecured Notes and any related Unsecured Notes Indenture.”

“ “Unsecured Notes Indenture” means, collectively, any indenture by and among the Borrower, as issuer, and a trustee, and any and all related documentation entered into in connection therewith, pursuant to which Unsecured Notes shall have been issued, as the same may be amended, restated, modified or supplemented from time to time.”

(d) Section 1.1 of the Credit Agreement is hereby amended by deleting the defined terms “Senior Notes”, “Senior Notes Documents” and “Senior Notes Indenture”.

(e) Each of Sections 5.4 and 5.16 of the Credit Agreement is hereby amended by deleting each reference therein to the words “Senior Notes Document” and inserting in place thereof the words or “Unsecured Notes Documents”.

(f) Section 5.28 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“ 5.28. Seniority Designation. For the purposes of the Unsecured Notes Documents or any Permitted Refinancing Indebtedness, the Obligations have been irrevocably designated as “senior indebtedness” (or such other applicable term denoting seniority) ranking, as applicable, equally in right of payment with any senior unsecured notes (including any such notes that are convertible) issued under such Unsecured Notes Documents and senior in right of payment to any subordinated unsecured notes or senior subordinated unsecured notes (including any such notes that are convertible) issued under such Unsecured Notes Documents without giving effect to rights in the Collateral of the Administrative Agent, the LC Issuer, the Lenders and the other beneficiaries thereof.”

(g) Section 6.1.1(vi) of the Credit Agreement is hereby amended by deleting the word “Senior” in the parenthetical phrase therein and inserting in place thereof the word “Unsecured”.

(h) Section 6.1.9(ii)(y) of the Credit Agreement is hereby amended by deleting the word “Senior” therein and inserting in its place thereof the word “Unsecured”.

(i) Each reference in Section 6.1.15 of the Credit Agreement (including the heading of such section) to the words “Senior Notes” or “Senior Notes Indenture” is hereby deleted and replaced with the words “Unsecured Notes” and “Unsecured Notes Indenture”, respectively.

(j) Section 6.2.2(xi) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(xi) unsecured Indebtedness of the Borrower under (a) Unsecured Notes and any Contingent Obligations of any other Loan Party in respect thereof, in an aggregate principal amount not exceeding $400,000,000 at any time outstanding, provided that (1) such Unsecured Notes and any Unsecured Notes Indenture under which such Unsecured Notes are issued contain customary terms and conditions for unsecured notes of similar type and of like tenor and amount and do not contain any covenants (other than in connection with a change of control or other fundamental change affecting the Borrower or a termination of trading with respect to the Borrower’s capital stock) that are more onerous to the Borrower and its Subsidiaries than those imposed by this Agreement or the other Loan Documents, (2) the final stated maturity date of such Unsecured Notes and the average life of such Unsecured Notes (based on the stated final maturity date and payment schedule provided at the date of issuance of such Unsecured Notes) shall not be earlier than 91 days after the Facility Termination Date (as in effect on the date of issuance of such Unsecured Notes), and (3) at the time of and immediately after giving effect to each incurrence of such Indebtedness, no Unmatured Default shall have occurred and be continuing, and provided further that immediately upon any incurrence of Indebtedness permitted by this clause (xi), the Borrowing Base then in effect shall be automatically reduced by an amount equal to (A) with respect to the first $300,000,000 of aggregate principal amount of such Indebtedness incurred, 20% of such principal amount, and (B) with respect to any such Indebtedness incurred in excess of $300,000,000 in aggregate principal amount (if any), 30% of such excess principal amount, and (b) any Permitted Refinancing Indebtedness in respect thereof.

(k) Section 6.2.4 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (b) therein, deleting the period at the end of such section and inserting the following new clause immediately following the end of clause (c) therein:

“, and (d) make any mandatory or optional cash payments or deliveries of the Borrower’s capital stock, or any combination thereof, in settlement of its obligations under any Unsecured Notes

Documents upon the conversion or required repurchase of any Unsecured Notes thereunder.”

(l) Section 6.2.20 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“ 6.2.20. Repayment of Unsecured Notes; Amendment of Unsecured Notes Documents. The Borrower will not, and will not permit any Subsidiary to: (i) call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem, any of the Unsecured Notes or any Permitted Refinancing Indebtedness in respect thereof; provided, however, that the Borrower may prepay the Unsecured Notes or any Permitted Refinancing Indebtedness with the proceeds of (A) any Permitted Refinancing Indebtedness, (B) the net cash proceeds of a sale of capital stock (other than Disqualified Capital Stock) of the Borrower that is contemporaneous with such Permitted Refinancing Debt, or (C) a combination of any Permitted Refinancing Indebtedness and the net cash proceeds of a sale of capital stock (other than Disqualified Capital Stock) of the Borrower that is contemporaneous with such Permitted Refinancing Debt, and provided further that so long as no Default shall then exist, the Borrower shall be permitted to make any mandatory or optional cash payments or deliveries of the Borrower’s capital stock, or any combination thereof, in settlement of its obligations under any Unsecured Notes Documents upon the conversion or required repurchase of any Unsecured Notes thereunder; or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Unsecured Notes Documents or any Permitted Refinancing Indebtedness if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon, provided that the foregoing shall not prohibit the execution of (1) supplemental indentures associated with the incurrence of additional Unsecured Notes to the extent permitted by Section 6.2.2(xi), (2) other indentures or agreements in connection with the issuance of Permitted Refinancing Debt, (3) supplemental indentures to add guarantors if required by the terms of any Unsecured Notes Indenture provided such Person complies with Section 6.1.9(ii), or (4) amendments, modifications, waivers or other changes that are acceptable to the Administrative Agent and not materially adverse to the Lenders.

Section 3. Waiver to Permit Call Spread Transaction. Each and every provision of the Credit Agreement and any other Loan Document that restricts or limits the Borrower from entering into, or would be violated by the Borrower entering into, the Purchased Call Option or the Warrant (or any component transaction thereof) or exercising its rights or performing its obligations thereunder, including, without limitation, the provisions of Section 6.2.4 (limiting, among other things, dividends, distributions and capital stock redemptions by the Borrower) and the provisions of Section 6.2.5 (limiting, among other things, investments, loans and advances by the Borrower), is hereby waived insofar as, and only insofar as, necessary to permit the Borrower to enter into and exercise its rights or perform its obligations under the Purchased Call Option or the Warrant.

Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and Lenders constituting the Required Lenders.

(b) Other Conditions. The Borrower shall have confirmed and acknowledged to the Administrative Agent, the LC Issuer and the Lenders, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties made by the Borrower or any other Loan Party contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof; and (iv) no Default or Unmatured Default exists under the Credit Agreement or any of the other Loan Documents.

Section 5. Ratification of Credit Agreement. Except as expressly amended, modified or waived by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

Section 6. Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 9.6 of the Credit Agreement.

Section 7. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the

Pledge Agreement or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8. Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

Section 9. Applicable Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 10. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the LC Issuer, the Lenders and the Borrower and their respective successors and assigns.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Section 12. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 13. NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER:

PENN VIRGINIA CORPORATION, as Borrower

By:	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as Administrative Agent and as a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Lawrence P. Sullivan
Name:	Lawrence P. Sullivan
Title:	Managing Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

BNP PARIBAS, as a Lender

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

and

By:	/s/ Polly Schott
Name:	Polly Schott
Title:	Vice President

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, as a Lender

By:	/s/ Adam H. Fey
Name:	Adam H. Fey
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Holly L. Kay
Name:	Holly L. Kay
Title:	Assistant Vice President

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Ilene Fowler
Name:	Ilene Fowler
Title:	Director

and

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Deputy General Manager

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Thomas E. Stelmar, Jr.
Name:	Thomas E. Stelmar, Jr.
Title:	AVP/Portfolio Manager

CAPITAL ONE N.A., as a Lender

By:	/s/ Stan G. Weiser Jr.
Name:	Stan G. Weiser Jr.
Title:	Vice President

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Waiver and Tenth Amendment to Amended and Restated Credit Agreement dated as of November 26, 2007 (the “Tenth Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Tenth Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Unmatured Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Tenth Amendment.

PENN VIRGINIA HOLDING CORP., a Delaware corporation

PENN VIRGINIA OIL & GAS CORPORATION, a Virginia corporation

PENN VIRGINIA OIL & GAS GP LLC, a Delaware limited liability company

PENN VIRGINIA OIL & GAS LP LLC, a Delaware limited liability company

PENN VIRGINIA MC CORPORATION, a Delaware corporation

PENN VIRGINIA MC ENERGY L.L.C., a Delaware limited liability company

PENN VIRGINIA MC OPERATING COMPANY L.L.C., a Delaware limited liability company

PENN VIRGINIA OIL & GAS, L.P., a Texas limited partnership

By Penn Virginia Oil & Gas GP LLC,
a Delaware limited liability company, as its general partner

By	/s/ Frank A. Pici
Name:	Frank a. Pici
Title:	Vice President and Chief Financial Officer

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